SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 19, 2005

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Pursuant to Board of Directors approval and authorization, ON Semiconductor Corporation (“Corporation”) adopted an amended and restated Code of Business Conduct (“Code”), effective September 19, 2005. The nature of the amendments to the Code are summarized as following: (1) incorporation within the Code of the Corporation’s redesigned corporate compliance and ethics program; (2) references within the Code to an enhanced compliance and ethics hotline for anonymous reporting of compliance concerns; (3) integration within the Code of the Corporation’s core values; and (4) updating of the Code for business and regulatory developments. The Code continues to apply to all directors, officers and employees of the Corporation and its majority owned subsidiaries.

The Code is filed as Exhibit 14 to this report and is incorporated herein by references. The amended Code is also available in the Investor – Corporate Governance section of the Corporation’s website at http://www.onsemi.com.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits

Exhibit No.	Description

14	ON Semiconductor — Code of Business Conduct (effective September 19, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: September 20, 2005	By:	/s/ GEORGE H. CAVE
	Name:	George H. Cave
	Title:	Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary

Index to Exhibits

Exhibit No.	Description

14	ON Semiconductor — Code of Business Conduct (effective September 19, 2005)

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